UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2011

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California 94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Extension of Leases

On June 29, 2011, Depomed, Inc. (the “Company”) entered into amendments to its existing leases with Menlo Business Park, LLC (“Menlo”) for the Company’s premises located at 1330 and 1360 O’Brien Drive, Menlo Park, California (the “Lease Amendments”), consisting of approximately 46,000 rentable square feet.  The Lease Amendments extend the term of the existing leases for twelve months, from February 1, 2012 through January 31, 2013.  All material provisions of the leases remain the same, except that (i) the Company may not extend either of the lease terms and (ii) the monthly rent for the Company’s premises at 1330 O’Brien Drive will be increased to $65,951 per month, and the monthly rent for the Company’s premises at 1360 O’Brien Drive will be decreased to $53,622 per month, in each case beginning February 1, 2012 and subject to adjustment under certain conditions, in addition to operating expenses and taxes for the duration of the lease terms.  The Company’s lease with Menlo for the Company’s premises located at 1430 O’Brien Drive, consisting of approximately 9,000 rentable square feet, was not amended by the Lease Amendments, and has a term through January 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: July 5, 2011	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel